CUSIP# 678046 103
NYSE Amex: BQI

NEWS RELEASE:

DATED:  September 22, 2010

Oilsands Quest to Pursue Sale of Non-Core Assets

CALGARY, Sept. 22 /CNW/ - Oilsands Quest Inc. (NYSE Amex: BQI) ("Oilsands Quest" or the "Company") is initiating a process to divest its Eagles Nest oil sands lease and Pasquia Hills oil shale permits, following a determination by the Board of Directors that these assets are non-core. As previously announced, Oilsands Quest has retained TD Securities Inc. to assist the Company in reviewing strategic alternatives and the sale process for these non-core assets is an important initial step in that review. Both Eagles Nest and Pasquia Hills are outside the Company's primary project and discovery areas of Axe Lake, Wallace Creek and Raven Ridge.

The Eagles Nest oil sands lease covers 22,773 acres (9,216 hectares) in the Athabasca oil sands region northwest of Fort McMurray, Alberta. The property is geographically distant from Oilsands Quest's other oil sands discoveries and largely unexplored. According to McDaniel and Associates Consultants Ltd., the Company's 100 per cent interest in Eagles Nest contains 367 million barrels of discovered bitumen initially in place (best estimate)(1) and 1,573 million barrels of undiscovered bitumen initially in place (best estimate)(1). Details of this resource estimate were previously disclosed by the Company in a release dated July 7, 2010, and in related filings on SEDAR.

The Pasquia Hills oil shale properties consist of several permits covering 489,730 acres (198,187 hectares) in southeast Saskatchewan, in which the Company holds a 100 per cent interest. In 2008 and 2009, Oilsands Quest conducted small exploration programs by drilling 23 exploration holes on the properties, 20 of which intersected oil shale. An independent evaluation by Norwest Corporation, with an effective date of September 15, 2010, determined that the area covered by these permits contains 19.3 billion barrels of discovered petroleum initially in place ("PIIP")(1) and 4.8 billion barrels of undiscovered PIIP(1) using a grade cut-off of 20 liters per tonne.

Oilsands Quest has recognized for some time that retaining and developing the Pasquia Hills oil shale deposits over the remaining permit life would require considerable time, effort and financial resources at the same time that the Company was in the process of exploring and developing its significant portfolio of oil sands assets.

"While it is too soon to predict the outcome of our review of strategic alternatives, we know that we want to stay focused on our core assets," said Brian MacNeill, Acting Chief Executive Officer of Oilsands Quest. "With over 3.1 billion barrels of discovered bitumen initially in place and 250 million barrels of economic contingent resources, we have ample opportunity in our three core areas for a company of our size. Selling one or both of our non-core assets will improve our near-term liquidity and increase our flexibility in pursuing the strategic review process."

Oilsands Quest is optimistic that a sale of one or both of these non-core assets will be completed by early 2011. The broader review of strategic alternatives remains underway at Oilsands Quest. There can be no assurance that the sale of non-core assets will be completed or that the review of strategic alternatives will result in a financing or a sale of the company or in any other transaction. There is no timetable for the review, and the company does not intend to comment further regarding the evaluation of strategic alternatives unless the Board agrees to a definitive transaction or the process is concluded.

Since mid-2008, the Company has released independent estimates of bitumen resource volumes, which are prepared in accordance with the standards set out in the Canadian Oil and Gas Evaluation Handbook ("COGEH") and National Instrument 51-101 ("NI 51-101").

(1)
The discovered resource and undiscovered resource numbers are not estimates of recoverable bitumen volumes. At this time all of the discovered resources are classified as unrecoverable. A portion of the undiscovered resources at Eagles Nest have been classified as prospective (recoverable) resources with low, best and high estimates of 18MMbbl, 178MMBbl and 717MMBbl, respectively. A recovery project cannot be defined for these volumes at this time. There is no certainty that it will be commercially viable to produce any portion of the discovered resources. There is no certainty that any portion of the undiscovered resources will be discovered and, if discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

Definitions of technical terms used in this release:

Resource categories:

Discovered resources (equivalent to discovered petroleum initially in place or bitumen initially in place) are defined within COGEH as that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The recoverable portion of discovered resources includes production, reserves, and contingent resources; the remainder is classified as unrecoverable. Discovered resources are the summation of all bitumen present, without qualitative or quantitative assessment to determine the exploitable portion of that resource.

Undiscovered resources (equivalent to undiscovered petroleum initially in place) are defined within COGEH as that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered resources is referred to as prospective resources, the remainder as unrecoverable.

Unrecoverable is defined within COGEH as that portion of discovered or undiscovered resources quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Contingent resources are defined within COGEH as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage. Contingent resources are further classified in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Economic Contingent Resources are defined within COGEH as those contingent resources that are currently economically recoverable.

Prospective Resources are defined within COGEH as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

Uncertainty categories:
A range of prospective, undiscovered, discovered and contingent resources estimates (low, best and high) was prepared by McDaniel to reflect a range of technical and economic uncertainties and was determined in accordance with COGEH.

Low estimate is defined within COGEH as a conservative estimate of the quantity that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. If probabilistic methods are used, there should be at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate.

Best estimate is defined within COGEH as the best estimate of the quantity that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. If probabilistic methods are used, there should be at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate.

High estimate is defined within COGEH as an optimistic estimate of the quantity that will actually be recovered. It is unlikely that the actual remaining quantities recovered will exceed the high estimate. If probabilistic methods are used, there should be at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

Cautionary Statement about Forward-Looking Statements
This news release includes certain statements that may be deemed to be "forward-looking statements." All statements, other than statements of historical facts, included in this news release that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Also, forward-looking statements are frequently indicated by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate", "potential", "prospective" and other similar words, or statements that certain events or conditions "may" "will" or "could" occur. Forward-looking statements such as the amount and nature of future capital, development and exploration expenditures, the timing of exploration and test program activities, business strategies and development of our business plan and exploration and testing programs, the resource estimates, and references to the Company's reservoir field testing and analysis program, and the timing of such program are based on the opinions and estimates of management and the Company's independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory, financing and economic risks, and risks associated with the Company's ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest's control, and no assurance can be given that the programs will be completed on time, on budget or at all. In addition, there are numerous uncertainties inherent in estimating resources, including many factors beyond the Company's control. In general, estimates of petroleum resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, such as geological, technological and engineering estimates which have inherent uncertainties, the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. The estimates contained herein with respect to petroleum resources that may be developed in the future have been based upon volumetric calculations and upon analogy to similar types of resources, rather than upon actual production history. Estimates based on these methods generally are less reliable than those based on actual production history. Subsequent evaluation of the same resources based upon production history will result in variations, which may be material, in the estimated resources. For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended April 30, 2009, and subsequent quarterly reports on Form 10-Q available on http://www.sedar.com and http://www.sec.gov.

Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary note to U.S. investors - The United States Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses certain terms in this press release such as discovered and contingent resources, that the SEC guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, available from us on request by emailing ir@oilsandsquest.com or by calling 1-877-718-8941. You can also obtain this form at www.sec.gov. In reviewing this news release, it is necessary to recognize the differences between resources (which are reported as required under Canadian law) and reserves (which are not being reported). U.S. Investors are cautioned that the discussion of resource estimates in this news release does not contain any information about deposits that would qualify as deposits of "reserves" under SEC Industry Guide 7. Further, the terms "discovered resources" and "contingent resources" are Canadian terms defined in accordance with the standards set forth jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy and Petroleum (Petroleum Society) in the COGEH. The COGEH standards differ from the terminology and standards set forth in SEC Industry Guide 7 and, as a consequence, the information contained in this news release may not be comparable to information provided by other similar companies in the United States. Investors should not assume that any part of the deposits discussed in this news release that are categorized as discovered, undiscovered, contingent or prospective resources according to Canadian standards will ever be considered "reserves" under applicable U.S. standards. The commercial viability of these resources are affected by numerous factors which are beyond the Company's control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. Investors are cautioned not to assume that all or any part of a resource, whether discovered or contingent, exists or (if it exists) is economically or legally extractable.

About Oilsands Quest
Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first global-scale oil sands discovery. It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For further information:

Garth Wong
Chief Financial Officer
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941